UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

U.S. STEM CELL, INC.

Florida	001-33718	65-0945967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 835-1500

Bioheart, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to U.S. Stem Cell, Inc. (f/k/a/ Bioheart, Inc.), unless the context requires otherwise.

Item 3.01     Transfer of Listing

In connection with the Company’s reverse stock split, the Financial Industry Regulatory Authority has assigned the Company a new stock symbol, BHRTD.

The Company’s stock will be quoted as BHRTD through December 2, 2015, and thereafter, the trading symbol will be USRM (OTC Markets), reflecting the new name of the Company. The new CUSIP number is 90350U100. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Continental Stock Transfer & Trust Company at:

Continental Stock Transfer & Trust Company
17 Battery Place – 8th Floor
New York, New York 10004
Tel (212) 508-4000
www.continentalstock.com

Item 5.03     Amendment to Articles of Incorporation or Bylaws

The Company amended its Articles of Incorporation to change its name to U.S. Stem Cell, Inc. and to implement a reverse stock split in the ratio of 1 share for every 1,000 shares of common stock. This amendment was approved and filed of record by the Florida Secretary of State on October 12, 2015, effective on October 19, 2015.  FINRA has declared the Company’s 1-for-1,000 reverse stock split market effective as of November 4, 2015. The reverse stock split will reduce the Company’s common stock outstanding from approximately 1,131,941,619 shares to approximately 1,131,942 shares. The number of authorized shares of common and preferred stock remained unchanged.  All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent.

The trading symbol after December 2, 2015 will be USRM (OTC Markets). Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Continental Stock Transfer & Trust Company. The text of the amendment to the Company’s Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended Articles of Incorporation of U.S. Stem Cell, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. STEM CELL, INC.
(Registrant)

	By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer

Dated: November 4, 2015